EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. 1350

Pursuant to 18 U.S.C. 1350, each of the undersigned certifies that, to the best of his/her knowledge:

1.	The quarterly report on Form 10-Q of NeuStar, Inc. for the quarter ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in such quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NeuStar, Inc.

November 5, 2012	By:	/s/ Lisa A. Hook

Lisa A. Hook President and Chief Executive Officer

November 5, 2012	By:	/s/ Paul S. Lalljie

Paul S. Lalljie Chief Financial Officer

A signed original of this written statement has been provided to NeuStar, Inc. and will be retained by NeuStar, Inc. and furnished to the Securities and Exchange Commission or its staff upon request